UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

Palomar Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037
(Address of principal executive offices, including zip code)

(619) 567-5290
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2024, Palomar Holdings, Inc. (the “Company”) entered into an executive employment agreement with Mac Armstrong, the Company’s Chief Executive Officer and Chair of the Board of Directors (the “Board”), effective January 1, 2025, that extends his current employment term through January 1, 2029, with ability to renew for additional one (1) year terms thereafter (the “Executive Employment Agreement”). Pursuant to the Executive Employment Agreement, Mr. Armstrong will receive a base salary of $1,250,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of 175% of his base salary (the “Target Bonus Amount”), with a maximum bonus payment of up to 200% of the Target Bonus Amount (350% of base salary), upon achievement of performance objectives to be determined by the Board in its sole discretion. Mr. Armstrong must be employed on the applicable bonus payment date to receive any such bonus. Mr. Armstrong is also eligible to participate in the employee benefit plans sponsored by the Company of general applicability to other employees. Mr. Armstrong will receive, subject to the approval of the Compensation Committee of the Board, an annual long-term incentive compensation award with a target value on the applicable grant date of 300% of his base salary, with such terms as determined by the Board in its sole discretion.

The Executive Employment Agreement also provides benefits in connection with a termination of Mr. Armstrong’s employment under specified circumstances. Under the terms of the Executive Employment Agreement, if Mr. Armstrong’s employment is terminated by the Company other than for “Cause” (as defined in the Executive Employment Agreement), the Executive Employment Agreement lapses due to the Company’s non-renewal of the Initial Term or any Renewal Term, or Mr. Armstrong terminates his employment for “Good Reason” (as defined in the Executive Employment Agreement), or due to his death or Disability (as defined in the Executive Employment Agreement), Mr. Armstrong will be entitled to receive, subject to his timely execution and non-revocation of a separation agreement and release of claims in a form agreed to by Mr. Armstrong and the Company (the “Release”) and his material compliance with all post-termination obligations in the Executive Employment Agreement and all material terms of the Release, (i) a severance payment equal to 200% of the sum of (x) his then-current base salary, as then in effect, plus (y) his target bonus for the fiscal year in which the termination occurs, payable in equal installments on the Company’s regularly scheduled payroll dates over a period of 24 months; (ii) payment of any unpaid annual cash bonus payment for a performance period ended prior to the termination date, and payable on the next regularly scheduled payroll date following the Release Effective Date (as defined in the Executive Employment Agreement); (iii) with respect to the performance period in which the termination date falls, an amount equal to the annual cash bonus amount which Mr. Armstrong would have earned based on actual performance during such period, prorated to reflect the number of days Mr. Armstrong worked during such performance period, and payable on the next regularly scheduled payroll date following the Release Effective Date; (iv) payments equal, on an after-tax basis, to Mr. Armstrong’s and his eligible dependents’ monthly COBRA premiums for up to 24 months; and (v) acceleration of his then unvested equity awards subject to the Existing Awards (as defined in the Executive Employment Agreement) and all other stock or other long-term incentive compensation awards that would have vested during the 12 month period following separation had Mr. Armstrong remained employed, provided than any performance-based awards will continue to be subject to satisfaction of actual performance during such continuation period.

If the Company terminates Mr. Armstrong’s employment other than for Cause, death, or Disability (as defined in the Executive Employment Agreement), the Executive Employment Agreement lapses due to the Company’s non-renewal of the Initial Term or any Renewal Term, or Mr. Armstrong terminates his employment for Good Reason, in any such case, within three months prior to or 18 months following a Change in Control (as defined in the Executive Employment Agreement), in addition to the severance benefits described above (which shall be paid in a lump sum), and provided that Mr. Armstrong’s outstanding equity as of the closing of such Change in Control is assumed or continued by the Acquiror (as defined in the Executive Employment Agreement) Mr. Armstrong will be entitled to receive accelerated vesting as to 100% of Mr. Armstrong’s then-outstanding equity awards (other than the performance-based awards) and all of the unvested performance-based awards (excluding any performance-based awards that vest on the basis of achieving a specified stock price target) shall be deemed earned at either of the following applicable level of achievement: (i) awards as to which the performance period ended prior to the date of the Change in Control shall be deemed earned at actual performance levels and (ii) awards as to which the performance period has not ended prior to the date of the Change in Control (as such term is defined in the agreement) shall be deemed earned at the greater of target performance levels and actual performance levels through the dated of the Change in Control.

All then-outstanding equity and other long-term incentive awards (including, without limitation, any performance-based awards (including Existing PSUs (as define in the Executive Employment Agreement) but excluding any performance-based awards that vest on the basis of achieving a specified stock price target) that Mr. Armstrong holds as of immediately prior to a Change in Control shall become fully vested and exercisable (as applicable) immediately prior to the closing date of a Change in Control to the extent that such Existing Awards are neither assumed or continued by the Acquiror in connection with such Change in Control; provided that any applicable performance-based awards shall be deemed earned at either of the following applicable levels of achievement: (i) performance-based awards as to which the performance period has ended prior to the date of the Change in Control shall be deemed earned at actual performance levels; and (ii) performance-based awards to which the performance period has not ended prior to the date of the Change in Control shall be deemed earned at the greater of target performance levels and actual performance levels through the date of the Change in Control.

In the event of Mr. Armstrong’s resignation at or following the end of the Initial Term (or at any earlier time as agreed to in writing with the Board), any then-unvested equity awards that have been granted to Mr. Armstrong through the Initial Term shall continue to vest following such resignation, subject to Mr. Armstrong continuing to provide uninterrupted services to the Company as a member of the Board and/or as a consultant.

The summary description of Mr. Armstrong’s executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated December 23, 2024, by and between the Company and Mac Armstrong.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	December 30, 2024	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)